Exhibit 3.1.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

FLUIDIGM CORPORATION

Fluidigm Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.        The name of the corporation is Fluidigm Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 29, 2007.

B.        This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates, integrates and further amends the provisions of the Corporation’s Sixth Amended and Restated Certificate of Incorporation.

C.        The text of the Sixth Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Fluidigm Corporation has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by Gajus V. Worthington, a duly authorized officer of the Corporation, on January     , 2011.

Gajus V. Worthington,
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation is Fluidigm Corporation (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

1.    Reverse Stock Split.    Immediately upon the filing of this Seventh Amended and Restated Certificate of Incorporation, each one and seventy-three hundredth (1.73) outstanding shares of Common Stock and each one and seventy-three hundredth (1.73) outstanding shares of Preferred Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock and one (1) share of Preferred Stock, respectively (the “Reverse Split”). The Reverse Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors. All share and per share amounts set forth in this Seventh Amended and Restated Certificate of Incorporation, including such amounts set forth elsewhere in this Article IV, have been revised to reflect the Reverse Split, and, accordingly, no further adjustment in accordance with the terms of this Seventh Amended and Restated Certificate of Incorporation is necessary.

The Reverse Split shall occur automatically without any further action by the holders of the shares affected thereby, and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock or Preferred Stock, as the case may be, resulting from the Reverse Split unless the certificates evidencing such shares of Common Stock or Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Common Stock or Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock or Preferred Stock and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion of fractional shares into cash to which he or she shall be entitled as aforesaid.

2.    Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 29,595,999, consisting of 18,327,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and 11,268,999 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). The Preferred shall be divided into series. The first series shall consist of 379,845 shares and shall be designated Series A Preferred Stock (“Series A Preferred Stock”). The second series shall consist of 1,060,898 shares and shall be designated Series B Preferred Stock (“Series B Preferred Stock”). The third series shall consist of 2,677,975 shares and shall be designated Series C Preferred Stock (“Series C Preferred Stock”). The fourth series shall consist of 2,186,526 shares and shall be designated Series D Preferred Stock (“Series D Preferred Stock”). The fifth series shall consist of 61,342 shares and shall be designated Series D-1 Preferred Stock (“Series D-1 Preferred Stock”). The sixth series shall consist of 4,510,274 shares and shall be designated Series E Preferred Stock (“Series E Preferred Stock”). The eighth series shall consist of 392,139 shares and shall be designated Series E-1 Preferred Stock (“Series E-1 Preferred Stock”).

The terms and provisions of the Common Stock and Preferred Stock are as follows:

3.    Definitions. For purposes of this Article IV, the following definitions shall apply:

(a)    “Conversion Price” shall mean $6.66 per share for the Series A Preferred Stock, $10.77 per share for the Series B Preferred Stock, $15.62 per share for the Series C Preferred Stock, $16.95 per share for the Series D Preferred Stock, $12.11 per share for the Series D-1 Preferred Stock, $18.63 per share for the Series E Preferred Stock, and $12.11 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(b)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities (other than shares of Common Stock) convertible into or exchangeable for Common Stock.

(c)    “Corporation” shall mean Fluidigm Corporation.

(d)    “Dividend Rate” shall mean an annual rate of $0.666 per share for the Series A Preferred Stock, an annual rate of $1.089 per share for the Series B Preferred Stock, an annual rate of $1.574 per share for the Series C Preferred Stock, an annual rate of $1.816 per share for the Series D Preferred Stock, an annual rate of $1.297 per share for the Series D-1 Preferred Stock, an annual rate of $2.603 per share for the Series E Preferred Stock, and an annual rate of $1.302 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(e)    “Liquidation Preference” shall mean $6.66 per share for the Series A Preferred Stock, $10.77 per share for the Series B Preferred Stock, $15.62 per share for the Series C Preferred Stock, $16.95 per share for the Series D Preferred Stock, $12.11 per share for the Series D-1 Preferred Stock, $24.22 per share for the Series E Preferred Stock, and $12.11per share for the

Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(f)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(g)    “Original Issue Price” shall mean $6.66 per share for the Series A Preferred Stock, $10.77 per share for the Series B Preferred Stock, $15.62 per share for the Series C Preferred Stock, $16.95 per share for the Series D Preferred Stock, $12.11 per share for the Series D-1 Preferred Stock, $24.22 per share for the Series E Preferred Stock, and $12.11 per share for the Series E-1 Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(h)    “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series E Preferred Stock, and Series E-1 Preferred Stock.

4.    Dividends.

(a)    Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock. The holders of outstanding shares of Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rates specified for such shares of Preferred Stock, payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock have been declared and paid or set apart for payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock. Payment of any dividends to the holders of the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable. The right to receive dividends on shares of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(b)    Series C Preferred Stock. The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock or Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Series A Preferred Stock, Series B Preferred Stock or Common Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series C Preferred Stock have been declared and paid or set apart for payment to the holders of Series C Preferred Stock. The right to receive dividends on shares of Series C Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(c)    Series A Preferred Stock and Series B Preferred Stock. The holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rates specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Preferred Stock have been declared and paid or set apart for payment to the Preferred Stock holders. Payment of any dividends to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series A Preferred Stock and Series B Preferred Stock, as applicable. The right to receive dividends on shares of Series A Preferred Stock and Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Preferred Stock or Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(d)    Distribution. For purposes of this Section 4, unless the context otherwise requires, a “distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation other than (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors; and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors; and (iii) any other repurchase or redemption of capital stock of the corporation unanimously approved by the Board of Directors and approved by the holders of the majority of the Common Stock and the holders of more than two-thirds ( 2/3) of the outstanding shares of the Preferred Stock, voting as separate classes.

(e)    Common Stock. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock and Sections 8, 9, 10, and 11 below.

(f)    Non-Cash Distributions. Whenever a distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(g)    Consent to Certain Repurchases. If Sections 502 and 503 of the California Corporations Code are determined to apply to the Corporation, as authorized by Section 402.5(c) of the California Corporations Code, Sections 502 and 503 of the California Corporations Code shall not apply with respect to payments made by the Corporation in connection with (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors, and (ii) repurchase of Common Stock issued to or held by employees, officers, directors and consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors, and (iii) any other repurchase or redemption of Common Stock unanimously approved by the Board of Directors and approved by the holders of more than two-thirds ( 2/3) of the outstanding shares of Preferred Stock voting together as a single class.

5.    Liquidation Rights.

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distribution of the assets of the Corporation legally available for distribution to the Corporation’s stockholders shall be made in the following manner:

(a)    Series E and Series E-1 Liquidation Preference. The holders of the Series E Preferred Stock and Series E-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series D-1 Preferred Stock, by reason of their ownership of such stock, an amount per share for each share of Series E Preferred Stock or Series E-1 Preferred Stock, as applicable, held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series E Preferred Stock or Series E-1 Preferred Stock. If the assets of the Corporation legally available for distribution to the holders of the Series E Preferred Stock and Series E-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E Preferred Stock and Series E-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(a).

(b)    Series D and Series D-1 Liquidation Preference. After payment to the holders of Series E Preferred Stock and Series E-1 Preferred Stock of the full amounts specified in Section 5(a) above, the holders of the Series D Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series D Preferred Stock or Series D-1 Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of Series D Preferred Stock and Series D-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(b), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock and Series D-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(b).

(c)    Series C Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock of the full amounts specified in Sections 5(a) and 5(b) above, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series C Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(c), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(c).

(d)    Series B Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series C Preferred Stock of the full amounts specified in Sections 5(a), 5(b) and 5(c) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock or Series A Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series B Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(d), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(d).

(e)    Series A Liquidation Preference. After payment to the holders of Series E Preferred Stock, Series E-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of the full amounts specified in Sections 5(a), 5(b), 5(c) and 5(d) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such share and (ii) all declared and unpaid dividends on such share of Series A

Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 5(e), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 5(e).

(f)    Remaining Assets. After the payment to the holders of Preferred Stock of the full amounts specified in Sections 5(a), 5(b), 5(c), 5(d) and 5(e) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(g)    Shares Not Treated as Both Preferred Stock and Common Stock in Any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

(h)    Reorganization. For purposes of this Section 5, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.

(i)    Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)    If the securities are then traded on a national securities exchange or the Nasdaq Stock Market System (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution;

(ii)    if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; or

(iii)    if there is no active public market for the securities, then the value of the securities shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors which determination shall include consideration of the illiquidity of the securities.

In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to the date such transaction closes.

For the purposes of this Section 5(i), “trading day” shall mean any day on which the exchange or system on which the securities to be distributed are traded is open, and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the “regular hours” trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

6.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert. Subject to Section 6(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 6, the Conversion Rate for such series shall be appropriately increased or decreased.

(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering on Form S-1 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the aggregate gross proceeds to the Corporation are not less than $25,000,000, or (ii) upon the receipt by the Corporation of a written consent or request for such conversion from the holders of two-thirds of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) being hereinafter referred to as an “Automatic Conversion Event”). Notwithstanding the foregoing, if the Automatic Conversion Event does not involve an initial public offering of the Company’s Common Stock, then the Automatic Conversion Event shall not apply to the Series E Preferred Stock unless such Automatic Conversion Event is approved by the written consent of holders of more than two-thirds of the shares of Series E Preferred Stock then outstanding.

(c)    Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall either surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, or notify the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the

Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

(d)    Adjustments to Conversion Price for Diluting Issues.

(i)        Special Definition. For purposes of this Section 6(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(iii), deemed to be issued) by the Corporation after the filing of this Certificate of Incorporation, other than:

(1)    shares of Common Stock issued or issuable upon the conversion of the Preferred Stock;

(2)    shares of Common Stock issued or issuable to officers, directors and employees of, or consultants and other service providers to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or upon exercise of options or warrants granted to such parties pursuant to any such plan, program or arrangement;

(3)    shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Certificate of Incorporation;

(4)    shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 6(e), 6(f) or 6(g) hereof;

(5)    shares of Common Stock issued in a registered public offering under the Securities Act;

(6)    shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are unanimously approved by the Board of Directors;

(7)    shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors;

(8)    shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements, or strategic partnerships or relationships, if the issuance is approved by the Board of Directors; and

(9)    shares of Common Stock issued upon the exercise or conversion of those Series E-1 Preferred Stock Warrants issued pursuant to that certain Note and Warrant Purchase Agreement dated on or about January 6, 2011.

(ii)     No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 6(d)(ix)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii)    Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of this Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)    no further adjustment in the Conversion Price of the Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities pursuant to the terms of such Options or Convertible Securities;

(2)    if no adjustment in the Conversion Price of the Preferred Stock was made upon the original issue of (or upon the occurrence of a record date with respect to) such Options or Convertible Securities and such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, then such Options or Convertible Securities as so revised (and the Additional Shares of Common subject thereto) shall be deemed to have been issued effective upon such increase or decrease becoming effective;

(3)    if such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(4)    no readjustment pursuant to clause (3) above shall have the effect of increasing the Conversion Price of the Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Preferred Stock on the original adjustment date, or (ii) the Conversion

Price of the Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

(5)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

  (A)    in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

  (B)    in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 6(d)(ix)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(6)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(d)(iii) as of the actual date of their issuance.

(iv)    Adjustment of Conversion Price of Series E Preferred Stock Upon Issuance of Additional Shares of Common.

(1)    For so long as the Conversion Price of the Series E Preferred Stock is greater than $15.62 (as adjusted for subdivisions and combinations of the Common Stock and changes in the Common Stock as set forth in Sections 6(e) and 6(g)) (the “Series D/E Ratchet Amount”), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)), for a consideration per share less than the applicable Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.

(2)    In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series E Adjusted Conversion Price”), and such Series E Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(iv)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding. Section 6(d)(iv)(3) shall govern adjustments to the Conversion Price of the Series E Preferred Stock after the first adjustment to the Conversion Price of the Series E Preferred Stock pursuant to this Section 6(d)(iv)(2).

(3)    After any adjustment to the Conversion Price of the Series E Preferred Stock pursuant to Section 6(d)(iv)(2), in the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(iv)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding.

(v)      Adjustment of Conversion Price of Series E-1 Preferred Stock Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series E-1 Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series E-1 Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(v), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding.

(vi)      Adjustment of Conversion Price of Series D Preferred Stock Upon Issuance of Additional Shares of Common.

(1)    For so long as the Conversion Price of the Series D Preferred Stock is greater than the Series D/E Ratchet Amount, in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) for a consideration per share less than the applicable Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.

(2)    In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series D Adjusted Conversion Price”), and such Series D Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Series D Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(vi)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding. Section 6(d)(vi)(3) shall govern adjustments to the Conversion Price of the Series D Preferred Stock after the first adjustment to the Conversion Price of the Series D Preferred Stock pursuant to this Section 6(d)(vi)(2).

(3)    After any adjustment to the Conversion Price of the Series D Preferred Stock pursuant to Section 6(d)(vi)(2), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(vi)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding.

(vii)      Adjustment of Conversion Price of Series D-1 Preferred Stock Upon Issuance of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series D-1 Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series D-1 Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(vii), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding.

(viii)      Adjustment of Conversion Price of Series A, B and C Preferred Stock Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 6(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (if affected) shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 6(d)(viii), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 6(d)(iii) hereof, shall be deemed to be outstanding.

(ix)    Determination of Consideration. For purposes of this Section 6(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)    Cash and Property. Such consideration shall:

(A)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issue (or deemed issue);

(B)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C)    in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors.

(2)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 6(d)(iii) shall be determined by dividing:

(X)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(Y)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)    Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)    Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)    Adjustments for Reclassification, Exchange and Substitution. Subject to Section 5 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)    No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 6(h) shall prohibit the Corporation from amending its Certificate of Incorporation with the requisite consent of its stockholders and the board of directors.

(i)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(j)    Notices of Record Date. In the event that the Corporation shall propose at any time:

(i)    to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)    to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)    to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section 5(h);

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least 14 days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

The right of the holders of the Preferred Stock to notice hereunder may be waived by the holders of more than two-thirds ( 2/3) of the outstanding shares of the Preferred Stock voting together as a single class. Notwithstanding the foregoing, no waiver of notice under this Section 6(j) shall constitute a waiver of notice with respect to the Series E Preferred Stock or Series E-1 Preferred Stock unless such waiver shall have been approved by the written consent of holders of more than two-thirds ( 2/3) of the shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, voting together as a single class.

(k)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(l)    Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of more than two-thirds ( 2/3) of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

7.    Voting.

(a)    Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)    No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c)    Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d)    Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(e)    Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class.

(f)    Election of Directors. So long as at least 330,305 shares of Series D Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. So long as at least 330,305 shares of Series C Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class.

8.    Amendments and Changes Requiring Approval of Preferred Stock. As long as any of the Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds ( 2/3) of the outstanding shares of the Preferred Stock voting together as a single class:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;

(b)    enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 5(h) above;

(c)    voluntarily liquidate or dissolve;

(d)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock of the Corporation;

(e)    permit any subsidiary of the Corporation to sell securities to a third party (other than directors’ qualifying shares in the case of subsidiaries outside the United States);

(f)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Preferred Stock;

(g)    authorize or create (by reclassification, merger or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, liquidation, redemption, conversion or other rights senior to or on a parity with any series of Preferred Stock or with respect to voting senior to any series of Preferred Stock;

(h)    increase or decrease the authorized number of directors of the Corporation; or

(i)    amend this Section 8.

9.    Amendments and Changes Requiring the Approval of the Series E Preferred Stock and Series E-1 Preferred Stock.

(a)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class:

(i)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock in a manner different from any other series of Preferred Stock; or

(ii)    amend this Section 9(a).

(b)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class:

(i)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation; or

(ii)    amend this Section 9(b).

(c)    As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 66  2/3% of the outstanding shares of the Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock voting together as a single class on an as converted to Common Stock basis:

(i)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series E Preferred Stock;

(ii)    authorize or create (by reclassification, merger or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series E Preferred Stock or with respect to voting senior to the Series E Preferred Stock; or

(iii)    amend this Section 9(c).

10.    Amendments and Changes Requiring the Approval of the Series D Preferred Stock and Series D-1 Preferred Stock.

(a)    As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

(i)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock in a manner different from any other series of Preferred Stock; or

(ii)    amend this Section 10(a).

(b)    As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

(i)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series D Preferred Stock;

(ii)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series D Preferred Stock or with respect to voting senior to the Series D Preferred Stock;

(iii)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;

(iv)    increase the authorized number of directors of the Corporation above eleven (11); or

(v)    amend this Section 10(b).

11.    Amendments and Changes Requiring the Approval of the Series C Preferred Stock. As long as any of the Series C Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds ( 2/3) of the outstanding shares of the Series C Preferred Stock:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock in a manner different from any other series of Preferred Stock;

(b)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series C Preferred Stock;

(c)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series C Preferred Stock or with respect to voting senior to the Series C Preferred Stock;

(d)    declare or pay any distribution (as defined in Section 3(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;

(e)    increase the authorized number of directors of the Corporation above eleven (11); or

(f)    amend this Section 11.

12.    Amendments and Changes Requiring the Approval of the Series B Preferred Stock. As long as any of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock:

(a)    amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock in a manner different from any other series of Preferred Stock;

(b)    increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series B Preferred Stock; or

(c)    amend this Section 12.

13.    Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 6 hereof, then the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

14.    Notices. Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1.    Limitation of Directors’ Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2.    Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.    Amendments. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE XI

Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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